                 SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 4, 2000

                 COMMUNITY INVESTMENT PARTNERS II, L.P.
         (Exact name of registrant as specified in its charter)

           MISSOURI                      0-20213                      43-1609351
 (State or other jurisdiction    (Commission File Number)    (IRS Employer Identification
      of incorporation)                                                Number)

12555 Manchester Road
St. Louis, Missouri                                         63131
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code      (314) 515-2000

Item 4.  Changes in Registrant's Certifying Accountant

On February 17, 2000, the Partnership informed PricewaterhouseCoopers LLP of its dismissal as the Partnership's principal accountant effective upon completion of the December 31, 1999 audit. On May 4, 2000 the services with respect to the December 31, 1999 audit were completed and the dismissal of PricewaterhouseCoopers LLP became effective. The decision to dismiss PricewaterhouseCoopers LLP was recommended by the Partnership's independent general partners and approved by the general partners at the last annual meeting of the general partners.

PricewaterhouseCoopers LLP's reports on the financial statements for the years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the two most recent fiscal years and through May 4, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

(a.) Not applicable
(b.) Not applicable
(c.) The following exhibits are filed with this report:

Exhibit No.       Description
-----------       -----------

16 Letter from PricewaterhouseCoopers LLP regarding the change in certifying accountant.

                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     COMMUNITY INVESTMENT PARTNERS II, L.P.
                     BY: CIP Management, L.P., LLLP, Managing General Partner
                     BY: CIP Management, Inc., its general partner


May 4, 2000          /s/ Daniel A. Burkhardt
                         -------------------
                     Daniel A. Burkhardt
                     President